Exhibit 10.5

March 26, 2024

Meridian Medical Technologies, LLC

6350 Stevens Forest Road, Suite 301

Columbia, Maryland 21046

Attention: General Manager

Re:         Letter Amendment to Promotion Agreement

To Whom It May Concern:

Reference is hereby made to that certain Promotion Agreement, dated as of May 31, 2019 (as amended by Amendment No. 1, dated as of September 10, 2020, and the Letter Amendment, dated as of February 29, 2024, and as otherwise amended, supplemented or modified prior to the date hereof, the “Agreement”), by and between SIGA Technologies, Inc. (“SIGA”) and Meridian Medical Technologies, LLC (formerly known as Meridian Medical Technologies, Inc.) (“MMT”) (each, a “Party” and, collectively, the “Parties”). Capitalized terms used but not otherwise defined in this letter (this “Letter Amendment”) have their meanings set forth in the Agreement.

The Parties acknowledge that, before giving effect to this Letter Amendment, and for the avoidance of doubt, the Agreement automatically renews in accordance with Section 11.1 unless either Party provides the other Party written notice of non-renewal no later than sixty-six (66) days prior to the end of the Initial Term (i.e., such notice must be provided on or before March 26, 2024).

In consideration of the desire of the Parties to have additional time to discuss certain matters related to the Agreement prior to its non-renewal (but, for the avoidance of doubt, without any obligation to enter into any agreements relating thereto, it being agreed that either Party may elect, in its sole discretion, to deliver a notice of non-renewal of the Agreement to the other Party in accordance with the Agreement (as amended by this Letter Amendment)), the Parties, intending to be legally bound, hereby agree as follows:

1.          The Agreement is hereby amended to extend the deadline for delivery of any such written notice of non-renewal of the Initial Term until the date that is sixty-four (64) days prior to the end of the Initial Term, such that notice of non-renewal must be provided on or before March 28, 2024.

2.         The Parties hereby agree that SIGA may (a) disclose the Parties’ entry into this Letter Amendment and the terms hereof in SIGA’s public filings with the SEC and (b) publicly file a copy of this Letter Amendment with the SEC.

3.         Except as expressly set forth in this Letter Amendment, the Agreement shall remain unchanged and in full force and effect in accordance with its terms; provided, however, that, for clarity, to the extent that any of the terms and conditions of this Letter Amendment are inconsistent with the terms and conditions of the Agreement, the terms of this Letter Amendment will govern.

4.         Each of the provisions contained in this Letter Amendment will be severable, and the unenforceability of one will not affect the enforceability of any others or of the remainder of this Agreement. If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held to be invalid, illegal, or unenforceable in any respect for any reason, the Parties will negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement will not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto will be enforceable to the fullest extent permitted by Law.

5.         There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Letter Amendment other than as are set forth in this Letter Amendment. No subsequent alteration, amendment, change or addition to the Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

6.         This Letter Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. Each Party may execute this Agreement by facsimile transmission or by PDF. In addition, facsimile or PDF signatures of authorized signatories of any Party will be deemed to be original signatures and will be valid and binding, and delivery of a facsimile or PDF signature by any Party will constitute due execution and delivery of this Agreement.

7.          Section 12.2 (Governing Law), Section 12.3 (Jurisdiction) and Section 12.4 (NO JURY TRIAL) of the Agreement shall apply, mutatis mutandis, to this Letter Amendment.

[Signature Page Follows]

SIGA TECHNOLOGIES, INC.

By:         /s/ Diem Nguyen

Name:         Diem Nguyen

Title:           Chief Executive Officer

MERIDIAN MEDICAL TECHNOLOGIES, LLC

By:         /s/ Stephanie Monaco

Name:         Stephanie Monaco

Title:           General Counsel & Global Regulatory Affairs Lead